EXHIBIT 10.2

AMENDMENT TO

WARRANT PURCHASE AGREEMENT

This AMENDMENT TO WARRANT PURCHASE AGREEMENT (this “Agreement”) dated as of January 23, 2013 is made by and between Visualant, Incorporated, a Nevada corporation (“Buyer”), and Gemini Master Fund, Ltd., a Cayman Islands corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, on or about May 19, 2011 the Buyer issued to the Seller that certain Common Stock Purchase Warrant to purchase up to 1,800,000 shares of Common Stock of the Buyer (“Warrant”);

WHEREAS, the Buyer agreed to repurchase the Warrant from the Seller pursuant to that certain Warrant Purchase Agreement dated on or about August 28, 2012 (“WPA”) for a Purchase Price of $500,000, with half of such Purchase Price paid promptly following execution thereof and the Balance payable by the Balance Date of November 30, 2012; initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the WPA;

WHEREAS, the Buyer has failed to pay such Balance due on the Balance Date, and as a result thereof interest has accrued on the Balance equal to $15,410.96 (“Interest Amount”) as of December 31, 2012; and

WHEREAS, the parties wish to extend the Balance Date on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.         Amendment.

1.1       The Balance Date under the WPA is hereby amended to be March 31, 2013.  The Balance (as amended below), together with any accrued and unpaid interest thereon, shall be due and payable on the Balance Date.

1.2       The Balance is hereby amended as of December 31, 2012 to add on the Interest Amount, such that the Balance as of December 31, 2012 shall be $265,410.96.

1.3       The Balance (as amended) shall accrue interest daily, commencing as of December 31, 2012, at a rate per annum equal to 18% per annum.

SECTION 2.         Miscellaneous.  Except as otherwise expressly provided herein, the WPA shall remain in full force and effect.  Except for the waiver and modification contained herein, this Amendment shall not in any way waive or prejudice any of the rights or obligations of the Seller or the Buyer under the WPA under any law, in equity or otherwise, and such waiver and modification shall not constitute a waiver or modification of any other provision of the WPA nor a waiver or modification of any subsequent default or breach of any obligation of the Buyer or of any subsequent right of the Seller.  This Agreement may be executed via facsimile or email of a PDF of the signature page hereto in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

VISUALANT, INCORPORATED

By: /s/ Ronald Erickson

Name: Ronald Erickson

Title:   CEO

GEMINI MASTER FUND, LTD.

By: GEMINI STRATEGIES LLC, INC., as investment manager

By: /s/ Steven Winters

Name:  Steven Winters

Title:    President